Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 20, 2009 on Munder Asset Allocation Fund—Balanced, Munder Bond Fund, Munder Energy Fund, Munder Index 500 Fund, Munder International Equity Fund, Munder International Fund—Core Equity, Munder International Small-Cap Fund, Munder Internet Fund, Munder Large-Cap Growth Fund, Munder Large-Cap Value Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, Munder Multi-Cap Growth Fund, Munder Small-Cap Value Fund, Munder Tax-Free Short & Intermediate Bond Fund, and Munder Technology Fund (the Funds constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2009.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
October 27, 2009